UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2009
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement.
     On January 16, 2009, American International Group, Inc. (“AIG”) entered into an Undertaking to Advance and Reimburse Expenses (the “Undertaking”) in favor of the AIG Credit Facility Trust (the “Trust”) and the Federal Reserve Bank of New York (the “FRBNY”). Under the Undertaking, AIG is obligated to advance monies to the Trust to cover Trust expenses and to reimburse the FRBNY for payments the FRBNY is required to make in the event the Trust cannot immediately make indemnification payments to the trustees. AIG is entitled to be reimbursed for these advances and reimbursements in the manner set forth in Section 2.06 of the AIG Credit Facility Trust Agreement, dated as of January 16, 2009, among the FRBNY and Jill M. Considine, Chester B. Feldberg and Douglas L. Foshee, as Trustees (the “Trust Agreement”).
     The Trust Agreement, including the Undertaking, is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	AIG Credit Facility Trust Agreement, dated as of January 16, 2009, among Federal Reserve Bank of New York and Jill M. Considine, Chester B. Feldberg and Douglas L. Foshee, as Trustees.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: January 23, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary